Exhibit 23.2



                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Huttig Building Products, Inc. of our report dated January 31, 1999, except for Note 13, as to which the date is October 19, 1999, relating to the financial statements of Rugby USA, Inc., which appears in Form 10/A of Huttig Building Products, Inc., as filed with the Securities and Exchange Commission on October 29, 1999 and as incorporated by reference into the above noted Form S-8.



/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
December 8, 1999